PHOTRONICS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	May 3,	May 4,	May 3,	May 4,
	2015	2014	2015	2014
Net sales	$127,309	$104,882	$250,814	$206,424
Costs and expenses:
Cost of sales	(94,214)	(82,692)	(189,535)	(161,352)
Selling, general and administrative	(12,421)	(13,419)	(24,365)	(25,697)
Research and development	(5,809)	(5,939)	(10,490)	(10,913)
Operating income	14,865	2,832	26,424	8,462
Gain on acquisition	-	16,372	-	16,372
Other expense, net	(1,457)	(1,222)	(2,740)	(2,095)
Income before income taxes	13,408	17,982	23,684	22,739
Income tax provision	(1,252)	(2,032)	(4,386)	(4,747)
Net income	12,156	15,950	19,298	17,992
Net income attributable to noncontrolling interests	(2,096)	(410)	(5,401)	(459)
Net income attributable to Photronics, Inc. shareholders	$10,060	$15,540	$13,897	$17,533

Earnings per share:
Basic	$0.15	$0.25	$0.21	$0.29
Diluted	$0.14	$0.22	$0.21	$0.27
Weighted-average number of common shares outstanding
Basic	66,230	61,372	66,148	61,286
Diluted	78,228	77,705	72,624	77,632